SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)                October 2, 2002


                     Performance Technologies, Incorporated
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                              0-27460                     16-1158413
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(State or other jurisdiction         (Commission               (IRS Employer
        of incorporation)             File Number)          Identification No.)


 205 Indigo Creek Drive, Rochester. N.Y.                                14626
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 (Address of principal executive offices)                            (Zip Code)


        Registrant's telephone number, including area code (585) 256-0200
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(Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets


     On October 2, 2002 the Registrant acquired a portion of Intel Corporation's Embedded Communications Platform Division. The acquisition was completed pursuant to the Stock Purchase Agreement, dated September 12, 2002, between Intel Corporation and the Registrant to acquire all the issued and outstanding shares of Ziatech Corporation. The stock purchase was completed at a cash purchase price of $2,966,752, which was determined by arm's length negotiations between the parties. The purchase price was paid in cash by the Registrant from funds on hand. In connection with the Stock Purchase Agreement, the Registrant entered into certain arrangements respecting inventory and the cross-licensing of intellectual property, all as set forth in the Stock Purchase Agreement attached hereto as Exhibit 2. Under the terms of the acquisition, the former San Luis Obispo, California operation of Intel became a wholly-owned subsidiary of the Registrant.

     The Ziatech line of CompactPCI, PICMG 2.16 and STD 32-based processor modules and system platforms will become an important extension to the Performance Technologies product family that management believes can contribute to the future growth and expansion of the company. The combined products will allow Performance Technologies to serve a broader set of embedded applications in the data communications, telecommunications, military, industrial automation, transportation and medical markets.


Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     As of the date hereof, it is impractical for the Registrant to provide the required audited financial information. The Registrant will file the required audited financial information under cover of Form 8-K/A as soon as practicable, but not later than sixty days after the date upon which this report is filed.

(b)  Pro forma financial information.

     As of the date hereof, it is impractical for the Registrant to provide the required pro forma financial information. The Registrant will file the required pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than sixty days after the date upon which this report is filed.

(c)  Exhibits.

   (2) Stock Purchase Agreement between Intel Corporation and Performance Technologies, Incorporated, dated as of September 12, 2002 (Copies of omitted Exhibits and Schedules will be provided to the Securities and Exchange Commission upon written request.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                           PERFORMANCE TECHNOLOGIES, INCORPORATED


October 17, 2002                      By: /s/       Donald L. Turrell
                                      ------------------------------------------
                                                    Donald L. Turrell
                                          President and Chief Executive Officer





October 17, 2002                      By: /s/       Dorrance W. Lamb
                                      ------------------------------------------
                                                    Dorrance W. Lamb
                                          Chief Financial Officer and
                                               Vice President, Finance

Exhibit 2



                            STOCK PURCHASE AGREEMENT


                                     between


                                INTEL CORPORATION

                                       and

                      PERFORMANCE TECHNOLOGIES INCORPORATED



                         Dated as of September 12, 2002

                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made as of September 12, 2002 by and between INTEL CORPORATION, a Delaware corporation ("Seller"), and PERFORMANCE TECHNOLOGIES INCORPORATED, a Delaware corporation ("Buyer").

     WHEREAS, Seller owns all of the issued and outstanding Shares (as defined below) of Ziatech Corporation, a California corporation (the "Company") engaged in the design, manufacture, and sale of the Products (as defined below);

     WHEREAS, the parties desire that Seller sell to Buyer, and that Buyer purchase from Seller, all of the issued and outstanding Shares of the Company, as more specifically provided herein;

     WHEREAS, in connection with the Transaction (as defined below), Buyer desires to hire certain employees of Seller following the Closing (as defined below) who currently provide services to the Company; and

     WHEREAS, simultaneous with the Closing, Buyer, Seller and the Company, as applicable, will execute and deliver the Intellectual Property Agreement in the form attached hereto as Exhibit A, the cPCI 2.16 Development Agreement in the form attached hereto as Exhibit B, the Seller and Buyer OEM Letter Agreements in the forms attached hereto as Exhibit C-1 and C-2, respectively, and the Patent Cross License Agreement in the form attached hereto as Exhibit D (collectively, the "Ancillary Agreements").

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

Section 1.1  Certain Definitions.

     In addition to the other definitions contained in this Agreement, the following terms will, when used in this Agreement, have the following respective meanings:

     "Accountants" means a firm of independent public accountants as may be mutually agreed upon by Buyer and Seller after the date hereof.

     "Affiliate" means, with respect to any Person, any Person who directly or indirectly owns or controls, is owned or controlled by, or is under direct or indirect common ownership or control with such other Person. Without limiting the generality of the foregoing, a Person shall be deemed to "own" another person if it owns, directly or indirectly, more than 50% of the capital stock or other equity interest of such other Person.

     "Agreement" means this Stock Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof, together with the Schedules and Exhibits hereto.

     "Books and Records" means books, ledgers, files, reports, personnel files (including, but not limited to, all personnel files of the Retained Employees (as defined below) held or maintained by Seller since October 10, 2000), operating records, accounting records, price lists, fixed asset lists, correspondence and other forms of information relating in any manner to the business, operations or financial or statistical history of a Person, whether in written, electronic or magnetic form; provided that this definition shall not include Tax Returns which contain any information related to Seller.

     "Claim" means any pending or threatened contest, claim, demand, assessment, action, cause of action, complaint, litigation, proceeding, hearing or notice involving any Person.

     "Closing" means the closing and consummation of the Transaction.

     "Closing Documents" means: (a) with respect to Seller, all agreements, documents and instruments required to be delivered by Seller at Closing, as set forth in Section 7.2; and (b) with respect to Buyer, all agreements, documents and instruments required to be delivered by Buyer at Closing, as set forth in
Section 7.3.

     "COBRA"" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, section 4980B of the Code and Title I, Part 6 of ERISA, and any similar state group health plan continuation Law, together with all regulations and proposed regulations promulgated thereunder.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Encumbrances" means liens, charges, encumbrances, security interests, options or any other restrictions or third party rights.

     "Environmental Law" means any Law relating to (a) the protection of human health or the environment (including air, water vapor, surface water, groundwater, drinking water supply, and surface or subsurface land), or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, management, release, investigation, remediation, removal or disposal of, Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any Person that is a member of "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with the Company or Seller, as defined in section 414 of the Code.

     "Financial Statements" means the following: (a) the unaudited balance sheets and income statements of the Company as of and for the years ended December 31, 2000 and 2001, including the notes and schedules thereto (if any); and (b) the unaudited balance sheet and income statement of the Company for the period of January 1 through June 29, 2002, including the notes and schedules thereto (if any).

     "GAAP" means U.S. generally accepted accounting principles applied on a consistent basis throughout the specified periods.

     "Governmental Authorizations" means all licenses, permits, certificates and other authorizations and approvals of any Governmental Entity required under any applicable Law to carry on the business as currently conducted in the Ordinary Course.

     "Governmental Entity" means any U.S. or non-U.S. local, state, federal or other government, including each of their respective branches, departments, agencies, courts, instrumentalities or other subdivisions.

     "Hazardous Substance" means any matter or material containing any substance, whether solid, liquid or gaseous, (a) that is listed, defined, designated or classified as hazardous or toxic under any applicable Environmental Law, (b) the presence of which may require investigation or remediation under any Environmental Law, or (c) is otherwise legally regulated by a Governmental Entity which enforces such applicable Environmental Laws.

     "Intellectual Property" means patents, inventions, trade secrets, concepts, know-how, copyrights (whether registered or unregistered), works of authorship, trademarks (whether registered or unregistered), service marks (whether registered or unregistered), mask works, trade names, trade dress, product names, slogans, logos and internet domain names, including registrations and applications of any of the foregoing, software, firmware, object code, source code, specifications, processes, drawings, designs, technology, methods, techniques, formulae and proprietary information and documents incorporating any similar rights, including technical reports and laboratory data (in all media).

     "Inventory" means all inventory, raw materials, work in process, samples, supplies, service parts, purchased parts and goods and finished goods.

     "Knowledge" means with respect to any Person, the actual knowledge of such Person. With respect to Seller, Knowledge shall include only the actual knowledge of each of the following individuals: Paul Abbott, Martin Todd Dorris, Shreesh Dubey, Bob Ehlers, Teana Fredeen, Jim Medeiros, Mark Novad, Dave Parkinson, Todd Rallison, Sharon Seitz, Chris Teaford, Bob Tillman, Mark Tsai and Todd Underwood.

     "Law" means any law (including common law), statute, ordinance, rule, regulation, code, order, judgment, injunction, decree or judicial or administrative doctrine that is promulgated or issued by any Governmental Entity.

     "Liability" means any direct or indirect indebtedness, liability, Claim, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

     "Losses" means Liabilities, losses, charges, actions, suits, proceedings, interest, penalties and reasonable costs and expenses associated therewith (including reasonable attorneys' fees, litigation costs, fines, penalties and expenses of investigation), whether asserted by a party to this Agreement or by a third party, but in no event includes incidental or consequential damages.

     "Material Adverse Effect" means, with respect to a Person, any change, event or effect that, when taken together with all other adverse changes, events or effects that have occurred, (a) is materially adverse to the business, operations, properties, condition (financial or otherwise), assets, or Liabilities of the Person, taken as a whole, or (b) prevents or delays the Closing, it being understood that any change, event or effect arising out of or resulting from any of the following shall not be deemed to constitute a Material Adverse Effect: (i) the public announcement of this Agreement or the Transaction, (ii) general industry conditions not specifically related to, or having a materially disproportionate effect on, the Person, and (iii) general economic, market, regulatory or political conditions.

     "Ordinary Course" means the ordinary course of business of the business, consistent with past practices.

     "Permitted Encumbrances" means (a) Encumbrances for Taxes or governmental assessments, charges, or claims the payment of which are not yet due, (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other liens imposed by applicable Law incurred in the Ordinary Course for sums not yet delinquent or immaterial in amount and being contested in good faith, and (c) other imperfections of title or Encumbrances, if any, which imperfections of title or other Encumbrances would not result in the creation of a Liability or obligation of Buyer after the Closing Date.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.

     "Products" means the products listed on Schedule 3.11(b) to this Agreement.

     "Shares" means all of the common stock, par value $0.01 per share, of the Company.

     "Subsidiary" means any Person, 50% or more of the outstanding equity interests of which are owned, directly or indirectly, by the referenced Person.

     "Taxes" means all taxes levied or imposed by any Governmental Entity, including income, gross receipts, windfall profits, value added, severance, production, sales, use, license, excise, franchise, employment, environmental, real property, personal property, transfer, alternative minimum, estimated, withholding or other taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether or not disputed or contested.

     "Tax Returns" means all U.S. and non-U.S. reports and returns required to be filed with respect to Taxes, including all attachments thereto.

     "Third Party Debt" means indebtedness that is (a) owed by the Company to a Person who is neither Seller nor an Affiliate of the Company or of Seller, and
(b) payable in multiple installments.

     "Transaction"   means,    collectively,    the   pre-Closing   transactions
contemplated by Section 2.1, the purchase and sale of the Shares, and the execution and delivery of the Ancillary Agreements, all as herein provided.

     "Treasury Regulations" means the Treasury Regulations promulgated under the Code.

     "U.S." means the United States of America.

Section 1.2  Interpretation.

         In this Agreement, unless the express context otherwise requires:

     (a) the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

     (b) references to "Article" or "Section" are to the respective Articles and Sections of this Agreement, and references to "Exhibit" or "Schedule" are to the respective Exhibits and Schedules annexed hereto;

     (c) references to a "party" means a party to this Agreement and include such party's successors and permitted assigns;

     (d) references to a "third party" means any Person other than a party to this Agreement or an Affiliate of such party;

     (e) the terms "dollars" and "$" mean U.S. dollars;

     (f) terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

     (g) the masculine pronoun includes the feminine and the neuter, and vice versa, as appropriate in the context; and

     (h) wherever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation."

Section 1.3  Accounting Conventions.

     Except as expressly provided otherwise herein, all references in this Agreement to financial terms will be deemed to refer to such terms as they are defined under GAAP.

                         ARTICLE II. PURCHASE AND SALE

Section 2.1  Pre-Closing Transfers and Other Actions.

     (a) Prior to Closing, Seller will cause the Company to transfer to Seller or an Affiliate of Seller the following assets and Liabilities, and Seller or such Affiliate of Seller will accept such transfer and assume the Liabilities related to such assets (collectively, the "Seller Retained Assets and Liabilities"):

(i) the Intellectual Property licenses or agreements identified on Schedule 2.1(a)(i);

(ii) that certain parcel of real property located at 600 Tank Farm Road, San Luis Obispo, California, which is identified on Schedule 2.1(a)(ii), together with all Liabilities related thereto, including, but not limited to, those related to Environmental Law, and any leases or other agreements of occupancy or use related thereto;

(iii) certain Inventory of the Company, which is identified on Schedule 2.1(a)(iii);

(iv) all Company accounts receivable accrued up to Closing;

(v) all Company accounts payable (including, but not limited to, trade and other payables) accrued up to Closing to the extent not otherwise satisfied by Seller prior to Closing;

(vi)  the  assets  and  Liabilities  of  the  Company   identified  on  Schedule
2.1(a)(vi); and

(vii) all warranty obligations and Liabilities, including claims for repairs or replacements (in each case, to the extent arising pursuant to the terms of the purchase order under which the Product was sold) for Products shipped by Seller or by the Company for its own account or the account of Seller prior to the Closing Date (as defined below); provided, however, that such Liabilities shall be satisfied in accordance with Section 6.11 hereof.

     (b) Prior to Closing, Seller or an Affiliate of Seller and the Company will enter into, and effect the transactions contemplated by, the Contribution and Assumption Agreement in the form attached hereto as Exhibit E.

     (c) Seller shall cause all intercompany accounts between Seller or an Affiliate of Seller, on the one hand, and the Company, on the other hand, to be settled in full on or prior to the Closing, and Seller shall cause all intercompany agreements between Seller or an Affiliate Seller, on the one hand, and the Company, on the other hand, to be terminated on or prior to the Closing. Seller shall be responsible for all Liabilities associated with all intercompany accounts and agreements and the satisfaction or termination of the foregoing.

     (d) Seller shall remove all assets, if any, owned by Seller or an Affiliate of Seller and physically situated at the Company's leased facility located at 1050 Southwood Drive, San Luis Obispo, California (the "Lease"), which assets are set forth on Schedule 2.1(d), on or prior to Closing.

Section 2.2  Purchase and Sale of Shares.

     (a) On the terms and subject to the conditions set forth herein, at Closing Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase from Seller, all right, title and interest in and to all of the Shares. At Closing, Buyer shall pay to Seller as consideration for the Shares an aggregate amount of Three Million Six Hundred Thirty Three Thousand Five Hundred Thirty Dollars ($3,633,530) (the "Purchase Price") by wire transfer of immediately available funds to such account or accounts as designated by Seller prior to Closing; provided, however, that if Seller elects to adjust the Purchase Price pursuant to Section 2.3(a) or Section 2.4(a) hereof upon completion of the procedures contemplated thereby, the Purchase Price shall be the dollar amount resulting from such adjustments.

     (b) Through the purchase of the Shares as set forth above, Buyer will thereby indirectly acquire all of the assets and Liabilities of the Company (except for the Seller Retained Assets and Liabilities or as otherwise contemplated by this Agreement), including, but not limited to, the Company's capital equipment, fixed assets, equipment, furniture, and other personal property, the Lease, its right, title and interest in and to certain Intellectual Property owned by or licensed to the Company and permitted to be retained by the Company, including the Company's patents, trademarks, service marks, the trade name "Ziatech", copyrights, proprietary information (including customer and supplier lists), Books and Records, and its contract rights and intangibles. Except as otherwise provided in the Intellectual Property Agreement, the Patent Cross License Agreement and the Contribution and Assumption Agreement, Buyer acknowledges that no rights under any Intellectual Property licenses or agreements between Seller and third parties and any Intellectual Property licenses or agreements between Seller and the Company which do not relate exclusively to the manufacture and sale of the Products will be extended to Buyer or the Company following Closing.

Section 2.3  Asset Confirmation

     (a) Four (4) days prior to Closing, Seller shall take a physical inventory of the Company's tangible assets, at Seller's sole expense, which shall be observed by Buyer or its representatives (the "Asset Confirmation"). Immediately following completion of the Asset Confirmation, Seller shall notify Buyer in writing regarding the results of the Asset Confirmation (the "Asset Statement"). Buyer shall deliver a certificate setting forth its acceptance of, or objections to, the Asset Statement within one (1) day of receipt of such Asset Statement from Seller. If Buyer accepts the Asset Statement, the determination of Seller regarding the tangible assets shall be deemed final and binding and no further actions will be taken or adjustments made by the parties related thereto. In the event that Buyer objects to the Asset Statement or any portion thereof, Buyer and Seller shall attempt in good faith to immediately resolve any such objections. If Buyer and Seller resolve such objections and each party signs a certificate to that effect, the Asset Statement, as adjusted by the parties, shall be deemed final and binding for purposes of this Agreement and, to the extent such adjusted Asset Statement identifies any assets missing from the list of the Company's tangible assets set forth on Schedule 3.11(a) as of the date hereof, Seller agrees, in its sole discretion, to take one of the following actions:

(i) Seller shall replace such assets by delivering to the Company replacements therefor on or prior to Closing; or

(ii) Seller shall reduce the Purchase Price by the aggregate value of all missing assets, such value being based on the net book value of such assets set forth next to each asset on Schedule 3.11(a);

provided, however, that the parties agree that Seller will not be obligated to replace any missing assets or reduce the Purchase Price unless the aggregate value of all such missing assets exceeds Twenty Five Thousand Dollars ($25,000).

     (b) In the event that Buyer and Seller are unable to resolve such objections, any dispute regarding the Asset Statement shall be governed by
Section 9.7 of this Agreement; provided, however, that if the parties cannot resolve such dispute prior to the Closing Date, Buyer hereby agrees to effect the Closing based on the Asset Statement originally submitted by Seller and to defer the resolution of such dispute until after the Closing. The replacement of assets or adjustment to the Purchase Price contemplated by this Section 2.3 shall be the sole remedy of Buyer for any of the Company's tangible assets that were listed on Schedule 3.11(a) (other than the Seller Retained Assets and Liabilities) but identified as missing on the Asset Statement, and in no event shall Buyer be entitled to any other rights to indemnification under Article VIII of this Agreement for any of such assets not transferred and delivered at Closing; provided, however, that any such replacement or adjustment shall not be included in any calculation of the limitations on indemnification set forth in
Section 8.5 hereof.

Section 2.4  Inventory Confirmation

     (a) Four (4) days prior to Closing, Seller shall undertake a physical count of the portion of the Inventory set forth on Schedule 2.4(a) (the "Demand Forecast Inventory"), at Seller's sole expense, which shall be observed by Buyer or its representatives (the "Inventory Confirmation"). Inventory that is not Demand Forecast Inventory shall not be counted or included in the Inventory Confirmation. Immediately following completion of the Inventory Confirmation, Seller shall notify Buyer in writing regarding the results of the Inventory Confirmation (the "Inventory Statement"). The Inventory Statement shall set forth the value of the Inventory to be transferred to Seller immediately prior to Closing pursuant to Section 2.1(a) hereof and the value of the Demand Forecast Inventory that shall remain with the Company at Closing. Buyer shall deliver a certificate setting forth its acceptance of, or objections to, the Inventory Statement within one (1) day of receipt of such Inventory Statement. If Buyer accepts the Inventory Statement, the determination of Seller regarding the Inventory shall be deemed final and binding and no further actions will be taken or adjustments made by the parties related thereto. In the event that Buyer objects to the Inventory Statement or any portion thereof, Buyer and Seller shall attempt in good faith to immediately resolve any such objections. If Buyer and Seller resolve such objections and each party signs a certificate to that effect, the Inventory Statement, as adjusted by the parties, shall be deemed final and binding for purposes of this Agreement and, to the extent the value of the Demand Forecast Inventory that will remain with the Company at Closing reflected on such Inventory Statement is less than One Million Eight Hundred Thirty Three Thousand Five Hundred Thirty Dollars ($1,833,530), the parties agree that Seller will reduce the Purchase Price by such shortfall; provided, however, that the parties agree that Seller will not be obligated to take the foregoing action unless the aggregate value of the shortfall exceeds Fifty Thousand Dollars ($50,000).

     (b) In the event that Buyer and Seller are unable to resolve such objections, any dispute regarding the Inventory Statement shall be governed by
Section 9.7 of this Agreement; provided, however, that if the parties cannot resolve such dispute prior to the Closing Date, Purchaser hereby agrees to effect the Closing based on the Inventory Statement originally submitted by Sellers and to defer the resolution of such dispute until after the Closing. The adjustments contemplated by this Section 2.4 shall be the sole remedy of Buyer for any issues related to the value of the Inventory to be retained by the Company at Closing, and in no event shall Buyer be entitled to any other rights to indemnification under Article VIII related thereto; provided, however, that any such adjustments shall not be included in any calculation of the limitations on indemnification set forth in Section 8.5 hereof.

Section 2.5  Retention of Certain Employees.

     (a)  Prior  to  Closing,  and in  conformity  with all  applicable  Law and
Seller's internal policies, Seller and Buyer will cooperate to facilitate for Buyer or the Company the post-Closing employment of certain of those employees of Seller who currently perform services for the Company pursuant to the Employee Leasing Agreement (as defined below) and who Buyer desires to retain after Closing so that they can continue to perform similar services for the Company thereafter (the "Retained Employees"). Buyer regards the employment of a certain Retained Employee as being essential to Buyer's ability to manage the Company and operate the business following Closing (the "Key Employee"). The Retained Employees and the Key Employee are set forth on Schedule 2.5. Buyer will make offers of employment to no less than sixty-seven (67) Retained Employees. The aforementioned cooperation between Seller and Buyer shall include, but not be limited to, (i) Buyer extending to the Retained Employees employment on terms that are competitive for similarly situated employees in the prevailing employment market in San Luis Obispo, California, (ii) Buyer crediting the service of the Retained Employees with Seller under Buyer's seniority-based employment programs, paid time off programs and employee benefits programs, and (iii) Seller making information concerning its compensation and benefit programs and specific information relating to individual Retained Employees available to Buyer for the purpose of formulating compensation packages for Retained Employees.

     (b) Following the Closing, Seller and Buyer agree that Buyer shall not be responsible for providing employment, compensation or benefits of any sort to any of Seller's employees in connection with services provided to the Company at any time prior to Closing, other than the Retained Employees who have accepted Buyer's offers of employment with the Company. Seller and Buyer further agree that Seller shall be responsible for all Liabilities associated with such employees related to the period prior to the Closing Date.

Section 2.6  Closing.

     Closing will take place at the offices of counsel to Buyer, Harter, Secrest & Emery LLP, 1600 Bausch & Lomb Place, Rochester, New York on October 1, 2002, or such other date mutually agreed to by Buyer and Seller; provided, however, that all of the conditions to Closing set forth in Article VII have been satisfied or waived. In the alternative, Closing may take place by the parties' simultaneous execution and delivery of the Closing Documents, with transmittal of facsimile signature pages electronically and exchange of original executed documents by overnight courier delivery. The date in the U.S. on which Closing occurs is called the "Closing Date," and Closing will be effective as of 11:59 p.m., Rochester time, on the Closing Date. The required deliveries at Closing are set forth in Article VII.

             ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER

     As of the date hereof, Seller represents and warrants to Buyer as follows:

Section 3.1  Power and Authority of Seller.

     Seller has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the Transaction.

Section 3.2  Organization, Power and Capitalization of the Company.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of California. The Company has all requisite corporate power and authority to own, lease, operate and transfer its assets, and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or operation of assets or its conduct of the business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.2(a), the Company does not have any Subsidiaries.

     (b) The total authorized capital stock of the Company consists of 1,000 shares of common stock, par value $0.01 per share. Schedule 3.2(b) is a true, correct and complete listing of: (i) all capital stock of the Company issued and outstanding; (ii) all rights, options, warrants, conversion rights, exchange rights or similar commitments or equivalents, written or oral, to acquire capital stock of the Company, whether vested or unvested, that are issued and outstanding; and (iii) the respective holders of each thereof, and the amounts of their respective holdings. Except as set forth on Schedule 3.2(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments to issue or sell capital stock of the Company, or any securities or obligations convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, capital stock of the Company, and no securities or obligations evidencing such rights are outstanding.

     (c) Seller has made available to Buyer true, correct and complete copies of the articles of incorporation (including all amendments to date), by-laws (including all amendments to date), stock book and minute book of the Company since October 10, 2000.

Section 3.3  Governmental Approvals.

     No consent, approval, waiver, or authorization is required to be obtained by Seller, and no notice or filing is required to be given by Seller to, or made by Seller with, any Governmental Entity in connection with the execution, delivery and performance by Seller of this Agreement, each Ancillary Agreement and the consummation of the Transaction.

Section 3.4  Non-Contravention.

     Except as set forth on Schedule 3.4, the execution, delivery and performance by Seller of this Agreement and each Ancillary Agreement, and the consummation of the Transaction, do not and will not: (a) violate any provision of the articles of incorporation, bylaws or other organizational documents of the Company; (b) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Seller or the Company under, or a loss of any benefit to which the Company is entitled under, any Material Contract (as defined below), or result in the creation of any Encumbrance upon any of the material assets of the Company, other than a Permitted Encumbrance; or (c) violate or result in a material breach of or constitute a material default under any applicable Law, judgment, injunction, order, decree or other restriction of any Governmental Entity to which Seller or the Company is subject.

Section 3.5  Binding Effect.

     This Agreement and each Ancillary Agreement, when executed and delivered by Seller and Buyer (assuming such agreements constitute valid and legally binding obligations of Buyer), will constitute valid and legally binding obligations of Seller, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Section 3.6  Title Matters.

     (a) Seller has, and at Closing will effectively transfer to Buyer, good and marketable title to all of the Shares, free and clear of all Encumbrances.

     (b) Except as set forth on Schedule 3.6(b), at Closing, the Company will have, free and clear of all Encumbrances, other than Permitted Encumbrances, good and marketable title to all of its tangible personal property used or held for use in the operation of its business, other than the Seller Retained Assets and Liabilities and any assets owned by Seller or an Affiliate of Seller and removed from the Company's premises prior to Closing pursuant to Section 2.1(d) of this Agreement.

Section 3.7  Financial Statements.

     Attached hereto as Schedule 3.7 are the Financial Statements. The Financial Statements fairly present in all material respects the financial position and the results of operations of the Company for the respective periods therein stated, and reflect adequate reserves for all known Liabilities, as of the respective dates therein stated, in accordance with GAAP.

Section 3.8  Liabilities.

     (a) Except as set forth on Schedule 3.8(a) and the Seller Retained Assets and Liabilities, the Company has no Liabilities other than Liabilities (i) reflected on the Financial Statements or (ii) arising since June 29, 2002 in the Ordinary Course which individually or in the aggregate are not material.

     (b) Except as set forth on Schedule 3.8(b), the Company has no Third Party Debt, and will not have any Third Party Debt outstanding as of the Closing Date.

     (c) Prior to Closing, Seller will, or will cause the Company to, satisfy all Liabilities (including obligations for royalty payments) payable by the Company to Seller (or to any Affiliate of Seller), and at Closing the Company will have no Liability whatsoever to Seller (or to any Affiliate of Seller).

Section 3.9  Compliance with Laws.

     (a) The Company is conducting, and has conducted since October 10, 2000, its business in compliance in all material respects with all applicable Laws, and the Company has all Governmental Authorizations necessary for the conduct of the business as currently conducted.

     (b) To Seller's Knowledge, the Company's leased facility located at 1050 Southwood Road, San Luis Obispo, California, conforms to and complies with in all material respects all applicable covenants, conditions, restrictions, reservations, land use, zoning, health, fire, water and building codes and other similar Laws, and no such Laws prohibit or limit or condition the use or operation of such premises as currently used and operated. To Seller's Knowledge, there is no pending, contemplated, threatened or anticipated change in the zoning classification of any of such premises.

Section 3.10  Litigation and Claims.

     Except as set forth on Schedule 3.10: (a) there is no civil, criminal or administrative Claim or investigation pending or, to Seller's Knowledge, threatened, by, on behalf of or against the Company or the Company's assets; and
(b) neither the Company nor its assets are subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator.

Section 3.11  Tangible Assets and Products.

     (a) Schedule 3.11(a) is a true, correct and complete listing of: (i) all material equipment, computer equipment and hardware, furniture, fixtures, vehicles, machinery, apparatus, media, tools, appliances, implements, and other tangible personal property of the Company as of March 31, 2002; and (ii) all additions to and dispositions of the foregoing made between March 31, 2002 and the date of this Agreement, other than those items having a cost of less than Two Thousand Dollars ($2,000). Except as set forth in Schedule 3.11(a), such assets are in a good state of repair and condition, ordinary wear and tear excepted.

     (b) Schedule 3.11(b) is a true, correct and complete listing of the Products.

     (c) Schedule 3.11(c) is a true, correct and complete listing, by category and volume level as of the date of this Agreement, of the Company's Inventory. All of such Inventory has been costed and valued, and presented in the Financial Statements, in accordance with GAAP. Except as set forth on Schedule 3.11(c), all of such Inventory is of good and merchantable quality and saleable and usable in the Ordinary Course.

Section 3.12  Company Intellectual Property.

     (a) The term "Company Intellectual Property" means all of the following properties and rights of the Company:

(i) all schematics, bills of material, test programs, test fixtures, source code, object code, design documentation and written procedures for Product generation and testing of all Products including computer software, hardware and firmware, including the software rules and algorithms, flowcharts, included in or relating to the same (collectively, the "Technical Documentation");

(ii) copyrights, designs, technical works, technical data, trade secrets, know-how and inventions of the Company;

(iii) the patents and patent applications listed on Schedule 3.12(a)(iii), together with any division, continuation, continuation-in-part, continuing prosecution application, continued examination application, reinstatement, reexamination, revival, reissue, extension or substitution of any thereof, and corresponding U.S. and foreign applications, patents and rights thereto (collectively, the "Patents");

(iv) all trademarks, service marks, trade names, trade dress, and Product names used in connection with the manufacture, promotion and sale of the Products which are listed on Schedule 3.12(a)(iv), and corresponding U.S. and foreign applications, registrations and rights thereto (collectively, the "Trademarks");

(v) all written material licenses, sublicenses and agreements by which the Company uses Intellectual Property owned by Seller or a third party, or a third party uses Intellectual Property owned by the Company, which documents are listed on Schedule 3.12(a)(v), except that any Seller-wide cross-license relationships into which Seller has entered that pertain to Seller's patent portfolio are not listed in Schedule 3.12(a)(v) (the "Licenses"); and

(vi) all internet, intranet and World Wide Web content, sites and pages, and all HTML and other code related thereto, and all domain names used in connection with the manufacture, promotion or sale of the Products and the promotion of the Company, which sites and domain names are set forth on Schedule 3.12(a)(vi).

     (b) Except as set forth on Schedule 3.12(b), to Seller's Knowledge, the Company owns or has a license to use, free and clear of all Encumbrances, other than Permitted Encumbrances and non-exclusive licenses in favor of Seller (none of which would impair the rights granted to Buyer pursuant to the Intellectual Property Agreement or the Patent Cross License Agreement), all Company Intellectual Property.

     (c) Except as set forth in Schedule 3.12(c), to Seller's Knowledge, the manufacture and sale of the Products by the Company or Seller has not infringed any Intellectual Property rights of any third party or of Seller (other than as licensed in the Intellectual Property Agreement and the Patent Cross License Agreement), and, to Seller's Knowledge, no Claim has been asserted by any Person as to the infringement by the Company of any third party Intellectual Property or alleging any such infringement, and to Seller's Knowledge, there is no valid basis for any such Claim. To Seller's Knowledge, no third party has infringed upon any rights of the Company with respect to the Company Intellectual Property.

     (d) Seller has made available to Buyer correct and complete copies of all of the tangible Technical Documentation, including documentation stored in electronic form, in its possession, as amended to date. To Seller's Knowledge and except as set forth in Schedule 3.12(d), with respect to each item of the Technical Documentation, Seller or the Company is the author of, or has the license to, the Technical Documentation and, to Seller's Knowledge, the Company has the exclusive right to claim all copyrights in the Technical Documentation, except that Seller may have co-ownership or license rights to such Technical Documentation.

     (e) The Company has made available to Buyer correct and complete copies of all registered Patents listed on Schedule 3.12(a)(iii) and all registered Trademarks listed on Schedule 3.12(a)(iv), as amended to date.

     (f) Since October 10, 2000 and, to Seller's Knowledge, for any period prior to October 10, 2000, except as set forth on Schedule 3.12(f), all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception, reduction to practice or development of the Technical Documentation or the Company Intellectual Property either: (i) have been party to a "work-for-hire" arrangement or agreement with the Company or Seller, in accordance with applicable federal and state Law, that has accorded the Company or Seller original authorship and exclusive ownership of, and all right, title and interest in and to, all tangible and intangible property thereby arising; or (ii) have executed appropriate instruments of assignment in favor of the Company or Seller, as assignee that have conveyed to the Company or Seller exclusive ownership or co-ownership with the Company and Seller of all right, title and interest in and to all tangible and intangible property arising thereby. In each case, where any rights to the Technical Documentation are in Seller, Seller will transfer such rights to the Company prior to Closing pursuant to the Contribution and Assignment Agreement.

Section 3.13  Major Vendors and Customers.

     Schedule 3.13 sets forth a true, correct and complete list of the following: (i) the twenty (20) largest customers of the Company for the year ended December 31, 2001; (ii) the twenty (20) largest suppliers for the year ended December 31, 2001; and (iii) all of the Company's distributors. Except as set forth on Schedule 3.13, neither Seller nor, to Seller's Knowledge, any employee of the Seller providing services for the Company, has been informed in writing by a third party that the consummation of the Transaction would result in the loss of any significant customer, potential customer, supplier or distributor of the Company.

Section 3.14  Material Contracts; Warranties.

     (a) Schedule 3.14(a) sets forth a list of all of the following contracts, agreements, options, licenses, sales and purchase orders, commitments and other instruments (each a "Contract") to which the Company is a party or otherwise bound (each a "Material Contract" and, collectively, the "Material Contracts"):
(i) each sales Contract relating to the Company's business pursuant to which the dollar volume of sales exceeded Twenty Five Thousand Dollars ($25,000) in the twelve month period ended December 31, 2001 or Fifteen Thousand Dollars ($15,000) in the seven month period ended July 31, 2002; (ii) each Contract that requires payment by or to the Company in respect of its business subsequent to the date of this Agreement of more than Twenty Five Thousand Dollars ($25,000);
(iii) all Contracts in respect of the Company's business relating to, and evidences of, indebtedness for borrowed money or deferred purchase price of property; (iv) all partnership, joint venture or other similar Contracts directly affecting the Company's business or assets; and (v) all other Contracts that are material to the Company; provided that Schedule 3.14(a) does not list any Contracts between the Company and Seller.

     (b) Seller has made available to Buyer true and complete copies of each Material Contract that is in written form, and true and complete written summaries of each Material Contract that is oral. Except as set forth on
Schedule 3.14(b), each Material Contract is a legal, valid and binding obligation of the Company, and to Seller's Knowledge, each other Person who is a party thereto, enforceable against the Company and each such Person in accordance with its terms, subject to subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles, and neither the Company nor, to Seller's Knowledge, any other party thereto is in breach or default thereunder.

     (c) Seller has made available to Buyer true, correct and complete copies of the Company's standard warranty terms. Schedule 3.14(c) contains a list of any deviations from the Company's standard warranty terms.

Section 3.15  Tax Matters.

     Except as set forth on Schedule 3.15:

     (a) the Company (and each affiliated, unitary or combined group of which the Company is or has been a member) has timely filed all material federal, state, local and foreign income and franchise Tax Returns, and all other material Tax Returns that are required to be filed by it on or before the date hereof, and all Taxes shown on any Tax Return have been paid, and the Financial Statements reflect an adequate accrual, based on the facts and circumstances existing as of the respective dates thereof, for all Taxes payable by the Company through the respective dates thereof;

     (b) there are no deficiencies for any Taxes proposed, asserted or assessed against the Company, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority;

     (c) the Company has complied with all applicable Laws relating to the payment and withholding of material Taxes and has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other Person;

     (d) there are no Encumbrances for Taxes (other than Permitted Encumbrances set forth on Schedule 3.15) on the assets of the Company;

     (e) the Company is not bound by any agreement (either with any Person or any taxing authority) with respect to Taxes that will remain in effect following Closing;

     (f) the Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or
(ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of section 355(e) of the Code) in conjunction with the Transaction;

     (g) the Company has never been a member of an affiliated, unitary or combined group of corporations (within the meaning of section 1504 of the Code and any analogous provision of state, local or foreign Law) other than the affiliated group of which Seller is the common parent;

     (h) the  Company  has not filed a consent  pursuant  to the  provisions  of section  341(f) of the Code (or any  corresponding  provision  of state or local
Law) or agreed to have section 341(f)(2) of the Code (or any corresponding provision of state or local Law) apply to any disposition of any asset owned by the Company;

     (i) the Company has not agreed to make, nor is required to make, any adjustment under section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting methods or otherwise;

     (j) no property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of section 168(h)(1) of the Code, (iii) "tax-exempt bond financed property" within the meaning of section 168(g) of the Code, or
(iv) "limited use property" (as that term is used in Rev. Proc. 76-30);

     (k) no audit or other administrative or court proceedings are pending with respect to Taxes of the Company and no notice thereof has been received; and no issue has been raised by any taxing authority in any presently pending or prior audit that could have a Material Adverse Effect on the Company for any period after Closing;

     (l) no Claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation in that jurisdiction;

     (m) the Company is not a party to any contract, agreement or other arrangement which provides for the payment of any amount which would not be deductible by reason of section 280G of the Code; and

     (n) the Company has made available to Buyer true and complete copies of (i) all federal and California income Tax Returns of the Company (or the portion of any affiliated, unitary or combined Tax Return relating to the Company) for the preceding three (3) taxable years, and (ii) any audit report issued within the last three (3) years (or otherwise with respect to any audit or proceeding in progress) relating to Taxes of the Company.

Section 3.16  Employment Matters.

     Except as set forth on Schedule 3.16: (a) the Retained Employees are not the subject of, and the Company is not a party to or bound by, any collective bargaining, works council or similar agreement; (b) during the three-year period preceding the date hereof, there have been no strikes, grievances or Claims of unfair labor practice relating to the Retained Employees; (c) Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the Retained Employees; (d) during the three-year period preceding the date hereof, there has not been, and there is not presently pending or existing or, to Seller's Knowledge, threatened, any strike, work stoppage, labor arbitration or proceeding in respect of the grievance of any Retained Employee, any application or complaint filed by a Retained Employee or union with the National Labor Relations Board or any comparable Governmental Entity, organizational activity or other labor dispute relating to the Retained Employees; (e) no application for certification of a collective bargaining agent is pending or, to Seller's Knowledge, threatened with respect to the Retained Employees; (f) there is no lockout of any Retained Employees; (g) there are no Claims currently pending or, to Seller's Knowledge, threatened, against the Company alleging the violation of any Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health and plant closing, including the Americans with Disabilities Act, the Immigration Reform and Control Act, and the Worker Adjustment and Retraining Notification Act (collectively, "Employment Laws"), or any other Claim whatsoever, whether based in tort, contract or Law, arising out of or relating in any way to a Person's employment (actual or alleged), application for employment or termination of employment with the Company; (h) since October 10, 2000, with respect to employees performing services for the Company, Seller has been in material compliance with all applicable Employment Laws; (i) the Company and, with respect to the Retained Employees, the Seller, have not been found liable for the payment of Taxes, fines, penalties or other amounts, however designated, for failure to comply with any Employment Laws in connection with the operation of the business; (j) the jurisdictions in which the Company or Seller had persons employed for the operation of the Company's business as of June 29, 2002 are listed on Schedule 3.16; and (k) as a result of the Employee Leasing Agreement between Seller and the Company dated October 11, 2000 (the "Employee Leasing Agreement"), the Company does not have any employees and, since October 10, 2000, the Company has not had any employees.

Section 3.17  Benefits Arrangements.

     (a) The Company does not sponsor or maintain any employee benefit plans and policies, whether written or oral, under which any employee or former employee, or any beneficiary of any employee or former employee, of the Company, Seller, or any ERISA Affiliate, has any present or future right to benefits, including, without limitation, (i) any "employee benefit plan" (within the meaning of section 3(3) of ERISA); (ii) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement; or (iii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance. The Company is not a party to any collective bargaining, employment, severance or other similar agreements.

     (b) Neither Seller, the Company, nor any ERISA Affiliate has ever sponsored, maintained, incurred any obligations with respect to, or made contributions to any employee benefit plans or policies, including, without limitation, (i) any "employee benefit plan" (within the meaning of section 3(3) of ERISA); (ii) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement; (iii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, whether written or oral, under which the Company has any Liability, and Seller has no Knowledge of any event or condition that could reasonably be expected to result in any Liability. Neither Seller, the Company, nor any ERISA Affiliate has ever been a party to any collective bargaining, employment or severance agreements or other similar arrangements, whether written or oral, under which the Company has any Liability, and Seller has no Knowledge of any event or condition that could reasonably be expected to result in any such Liability.

     (c) Without limiting the foregoing, the Company has no Liability, and Seller has no Knowledge of any event or condition that could reasonably be expected to result in any such Liability, with respect to any plan subject to Title IV of ERISA or section 412 of the Code, any "multiemployer plan" (within the meaning of section 3(37) of ERISA), any "multiple employer plan" (within the meaning of section 3(40) of ERISA or section 413(c) of the Code), a "voluntary employees' beneficiary association" (within the meaning of Section 501(c)(9) of the Code), or a "multiple employer welfare arrangement" (within the meaning of
Section 3(40)(A) of ERISA).

     (d) Without limiting the foregoing, the Company has no Liability, and Seller has no Knowledge of any event or condition that could reasonably be expected to result in any such Liability, relating to COBRA with respect to any events occurring prior to and including the Closing Date.

     (e) The Company has no assets subject to (or expected to be subject to) an Encumbrance under ERISA or the Code.

Section 3.18  Environmental Matters.

     (a) Except with respect to the Seller Retained Assets and Liabilities, the Company has complied in all material respects with all Environmental Laws, and no Claim or investigation has been filed or commenced against the Company alleging such failure, nor does Seller have any Knowledge of any valid basis for such a Claim.

     (b) Except as set forth in Schedule 3.18 and for the Seller Retained Assets and Liabilities, to Seller's Knowledge, the Company has no Liability (and the Company has not handled, used, stored, recycled or disposed of any Hazardous Substance, arranged for the disposal of any Hazardous Substance, exposed any employee or other Person to any Hazardous Substance or hazardous condition, or owned or operated any property or facility in any manner, in each case that could reasonably be expected to form the basis for any present or future Claim or investigation giving rise to any such Liability) for damage or remediation to any site, location or body of water (surface or subsurface), under any Environmental Law.

Section 3.19  Insurance.

     Schedule 3.19 lists all third party insurance policies covering the ownership and operations of the business or any of the Company's assets, reflecting the identity of insurers, amounts and coverage. Such third party policies are in full force and effect. All of such third party policies, or similar replacement policies, will be until Closing in full force and effect with no premium arrearages.

Section 3.20  Conduct of Business.

     (a) Since March 31, 2002, except as set forth on Schedule 3.20(a), there has not occurred any event, condition or change in the operations, condition (financial or otherwise) or assets of the Company that has had, or could at a later date have, a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, since March 31, 2002, except as set forth on
Schedule 3.20(a) or as otherwise contemplated by this Agreement, the Company has not:

(i) sold, leased, transferred, assigned or acquired any assets outside the Ordinary Course;

(ii) entered into any Material Contract;

(iii) accelerated, terminated, modified or canceled a Material Contract except in the Ordinary Course, or materially modified its backlog; and to Seller's Knowledge, no other party has done so as a result of any default by the Company;

(iv) made any capital expenditure (or series of related capital expenditures) involving more than Ten Thousand Dollars ($10,000);

(v) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

(vi) issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness or capitalized lease obligation, other than trade payables incurred in the Ordinary Course;

(vii) incurred, created or assumed any Encumbrance on any assets, other than Permitted Encumbrances or in the Ordinary Course;

(viii) canceled, compromised, waived or released any material right or Claim (or series of related rights and Claims) outside the Ordinary Course;

(ix) disposed of, licensed or permitted to lapse any rights in material Company Intellectual Property outside the Ordinary Course;

(x) experienced any material damage, destruction or loss to its assets, taken as a whole, not covered by insurance;

(xi) made any change of accounting or accounting practice, procedure or policy;

(xii) failed to maintain its assets in as good working order and condition, ordinary wear and tear excepted;

(xiii) failed to keep in full force and effect any third party insurance policies set forth on Schedule 3.19;

(xiv) amended its articles of incorporation, by-laws or any other governing instrument or document;

(xv) split, combined or reclassified any shares of its capital stock, declared, set aside or paid any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of its capital stock, or redeemed, repurchased or otherwise acquired any of its securities;

(xvi) issued, granted or sold any shares of its capital stock or other equity interest, or any options, warrants or other rights to purchase any such shares or interests or securities convertible into or exchangeable therefor;

(xvii) acquired (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

(xviii) settled any Claims for amounts in excess of Ten Thousand Dollars ($10,000) individually or in the aggregate;

(xix) granted any increase in the base compensation of any employee or made any other change in the employment terms, compensation or benefits of any employee, director, officer or independent contractor, other than in the Ordinary Course;

(xx) made any changes in its general pricing practices or policies or any change in its credit allowance practice or policies; or

(xxi) entered into any written or oral commitment to do any of the foregoing.

     (b) Since March 31, 2002, except as contemplated by Section 3.20(a), the Company has operated the business in the Ordinary Course, and Seller and the Company have used commercially reasonable efforts to preserve the business intact and to preserve the Company's relationship with licensors, developers, consultants, remarketers, suppliers, distributors, customers, employees and others having regular business relations with the Company.

Section 3.21  Related-Party Transactions.

     Except as set forth in Schedule 3.21, the Company is not a party to any Contract with, or any other commitment to, directly or indirectly, any shareholder, director or officer of the Company.

Section 3.22  Finders' Fees.

     There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of Seller or the Company who might be entitled to any fee or commission from Buyer in connection with the Transaction.

Section 3.23  Adequacy of Assets of the Company.

     Except for the Seller Retained Assets and Liabilities and the items set forth in Schedule 3.23, the properties, assets and rights of the Company at Closing, together with the rights granted to Buyer pursuant to the Intellectual Property Agreement and the Patent Cross License Agreement, will include all properties, assets and rights used by the Company to manufacture and sell the Products as of the Closing Date. In the event that this Section 3.23 is breached because Seller has failed to identify any such property, assets or rights used by the Company to manufacture and sell the Products, to the extent Seller owns and/or is permitted to transfer such property, asset or right, Seller shall cure such breach by promptly transferring such property, asset or right to the Company, and Buyer shall have no further remedy with respect thereto.

Section 3.24  Disclosure.

     To Seller's Knowledge, the provisions of this Agreement with respect to Seller and the Company do not include any untrue statements of material fact or omit to state any material fact necessary in order to make the statements made herein about Seller and the Company not misleading.

              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER

     As of the date hereof, Buyer represents and warrants to Seller as follows:

Section 4.1  Organization and Power.

     Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its assets, and to carry on its business as now being conducted.

Section 4.2  Authorization.

     Buyer has full corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and each Ancillary Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer, and no additional corporate authorization or consent is required in connection therewith.

Section 4.3  Governmental Approvals.

     No consent, approval, waiver, or authorization is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer to or made by Buyer with, any Governmental Entity in connection with the execution, delivery and performance by Buyer of this Agreement and each Ancillary Agreement and the consummation of the Transaction.

Section 4.4  Non-Contravention.

     Except as set forth on Schedule 4.4, the execution, delivery and performance by Buyer of this Agreement and each Ancillary Agreement, and the consummation of the Transaction, do not and will not: (a) violate any provision of the certificate of incorporation, bylaws or other organizational documents of Buyer; (b) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, any agreement, contract, lease, sublease, arrangement, commitment or license to which Buyer is a party or by which any of its assets is bound; or
(c) violate or result in a breach of or constitute a default under any Law, judgment, injunction, order, decree or other restriction of any Governmental Entity to which Buyer is subject.

Section 4.5  Binding Effect.

     This Agreement and each Ancillary Agreement, when executed and delivered by Buyer and Seller (assuming such agreements constitute valid and legally binding obligations of Seller), will constitute valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Section 4.6  Finders' Fees.

     No broker, investment banker, financial advisor or other person, other than Harris Williams & Co., is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

Section 4.7  Financing.

     On the Closing Date, Buyer will have sufficient funds to consummate the Transaction and to perform its obligations hereunder.

Section 4.8  Disclosure.

     To Buyer's knowledge, the provisions of this Agreement with respect to Buyer do not include any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements made herein about Buyer not misleading.

                     ARTICLE V. COVENANTS AS TO TAX MATTERS

Section 5.1  Transfer Taxes.

     Buyer and Seller shall each be responsible for one-half of any excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes and fees that may be imposed or assessed solely as a result of the transfer of the Shares pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties; provided, however, that Seller shall be responsible for any excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes and fees that may be imposed or assessed solely as a result of the transfers contemplated by Section 2.1(a) hereof.

Section 5.2  Liability for Taxes.

     (a) Seller shall be liable for and pay, and agrees to indemnify and hold harmless Buyer and the Company against any and all Taxes (i) imposed on the Company pursuant to Treasury Regulation Section 1.1502-6 or similar provision of state or local law solely as the result of the Company having been a member of the Seller's consolidated group, or (ii) imposed on the Company, or for which the Company may otherwise be liable for any taxable year or period (or portion thereof) that ends on or before the Closing Date (the "Pre-Closing Tax Period"), other than any Taxes arising on the Closing Date from any actions taken by or at the request of Buyer following Closing. Seller shall be entitled to any refund of, or credit for, Taxes allocable to any Pre-Closing Tax Period which, notwithstanding anything to the contrary, shall include Tax refunds or other Tax benefits attributable to options to acquire stock of Seller held at any time by Retained Employees (including, but not limited to, Tax refunds or other Tax benefits attributable to the disposition of shares acquired pursuant to such options).

     (b) Buyer shall be liable for and pay, and agrees to indemnify and hold harmless Seller from and against any and all Taxes imposed on the Company, or for which the Company may otherwise be liable, for any taxable year or period (or portion thereof) that begins after the Closing Date (the "Post-Closing Tax Period"). Except as otherwise provided in this Agreement (including, but not limited to, Section 5.6(c)), Buyer shall be entitled to any refund of (or credit for) Taxes allocable to any Post-Closing Tax Period.

     (c) For purposes of Sections 5.2(a) and (b), whenever it is necessary to determine the liability for Taxes (other than the Taxes described in Section 5.2(d)) of the Company for a taxable year or period that begins before and ends after the Closing Date (a "Straddle Period"), the determination of the Taxes of the Company for the portion of such Straddle Period ending on and including, and a portion of such Straddle Period beginning after, the Closing Date shall be determined by assuming that such period consisted of two (2) taxable years or periods, one of which ended at the close of business on the Closing Date and the other which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit of the Company for such period shall be allocated between such two (2) taxable years or periods on a "closing of the books basis" by assuming that the books of the Company were closed at the close of the Closing Date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two (2) taxable years or periods on a daily basis.

     (d) All personal and business property Taxes and similar ad valorem obligations levied with respect to the Company for any Straddle Period shall be apportioned between Seller and Buyer as of the Closing Date based on the number of days of such Straddle Period included in the Pre-Closing Tax Period and the number of days of such Straddle Period included in the Post-Closing Tax Period. Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Within a reasonable period after Closing, Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 5.2(d), together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (l0) days after delivery of such statement. Thereafter, Seller shall notify Buyer upon receipt of any bill for personal property taxes relating to the Company, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyer who shall pay the same to the appropriate taxing authority, provided that if such bill covers any part of the Pre-Closing Tax Period, Seller shall also remit prior to the due date of assessment to Buyer payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. In the event that either Seller or Buyer shall thereafter make a payment for which it is entitled to reimbursement under this
Section 5.2(d), the other party shall make such reimbursement promptly, but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section 5.2(d) and not made within ten (10) days after delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of
Section 6621(a)(2) of the Code for each day until paid.

Section 5.3  Tax Returns.

     (a) Seller will file or cause to be filed when due all Tax Returns which are due to be filed on or prior to the Closing Date and any consolidated, unitary income Tax Returns of the Company for the taxable periods beginning before and ending on the Closing Date, or otherwise ending as a result of the Closing. Buyer will file or cause to be filed when due all other Tax Returns of the Company due to be filed after the Closing Date.

     (b) If any party is liable hereunder for any portion of the Tax shown due on any Tax Return required to be filed by any other party, the party preparing such Tax Return will deliver a copy of the relevant portions of such Tax Return to the party so liable for its review and approval not less than thirty (30) days prior to the date on which such Tax Return is due to be filed (taking into account any applicable extensions), together with a statement showing the other party's obligations for Taxes relating to such Tax Return, which shall be paid within the times, and shall accrue interest if not timely paid, as provided in
Section 5.2(d). If the parties disagree as to any item reflected on any such Tax Return, the parties will jointly request Accountants, to resolve any issue in dispute as promptly as possible. The decision of Accountants will be final and binding on the parties, and the expenses of Accountants will be shared equally by Seller and Buyer.

Section 5.4  Information to be Provided by Buyer.

     With respect to Tax Returns to be filed by Seller pursuant to Section 5.3, Buyer will within thirty (30) days prior to the due date (taking into account extensions) prepare and provide to Seller a package of tax information materials, that will be completed in accordance with past practice, including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measures of income to the extent necessary to prepare Tax Returns for the pre-Closing periods.

Section 5.5  Contests.

     Each of Buyer and Seller will promptly notify the other in writing upon receipt of notice of any pending or threatened audits or assessments with respect to Taxes of the Company for which such other party (or such other party's Affiliates) may be liable hereunder. Seller or Buyer, as applicable, will be entitled to participate at its own expense in the defense of, and at its option, take control of the complete defense of, any Tax audit or administrative or court proceeding relating to Taxes for which it may be liable, and to employ counsel of its choice at its expense; provided, however, that the audit or proceeding will be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment plus any adjustment that may reasonably be anticipated for one or more future taxable periods. Buyer and Seller will cooperate on a reasonable basis to enable the party controlling an audit or proceeding to take all actions with respect to such audit or proceeding. Neither party may agree to settle any Claim for Taxes for which the other may be liable without the prior written consent of such other party, which consent will not be unreasonably withheld.

Section 5.6  Post-Closing Events that Affect Seller's Liability for Taxes.

     (a) Except to the extent required by Law, Buyer and its Affiliates will not, without the prior written consent of Seller, which consent will not be unreasonably withheld, amend any Tax Return filed by or with respect to the Company for any taxable period, or portion thereof, beginning before the Closing Date.

     (b) Buyer shall undertake to cause the Company to make an irrevocable election under Section 172(b)(3) of the Code and, if applicable, Treasury Regulation Section 1.1502-21(b)(3)(ii)(B) to relinquish, with respect to all consolidated net operating losses attributable to the Company, the portion of the carryback period for which the Company was a member of Seller's affiliated group.

     (c) In the event of (i) an adjustment to any income Tax Return filed prior to Closing or filed in accordance with the procedures set forth in this Article V that (A) changes the Tax Liability of Seller attributable to its interest in the Company for a Pre-Closing Tax Period, and (B) results in a correlative change in the reasonably anticipated Tax Liability of the Company for a Post-Closing Tax Period or (ii) an adjustment to the income Tax Return of the Company that (A) changes the Tax Liability of the Company for a Post-Closing Tax Period, and (B) results in a correlative adjustment to the Tax Liability of the Seller for a Pre-Closing Tax Period (such adjustment in Tax Liability being referred to as a "Pre-Closing Tax Adjustment," where related to the Pre-Closing Tax Period, and as a "Post-Closing Tax Adjustment," where related to the Post-Closing Tax Period):

     (I) in the case of a  Pre-Closing  Tax  Adjustment  that  increases the Tax
Liability of the Seller and gives rise to a corresponding Post-Closing Tax Adjustment that decreases the aggregate Tax liability of the Company, the Company shall pay Seller an amount equal to the lesser of (x) the amount by which Seller's aggregate Taxes are increased by such Pre-Closing Tax Adjustment (taking into account any increase in Taxes resulting from the payment pursuant to this clause (I)(x)), and (y) the after-Tax amount by which the Company's aggregate Taxes are decreased or refunded (plus the after-Tax amount of any interest received with respect to such decrease or refund) by the corresponding Post-Closing Tax Adjustment; and

     (II) in the case of a Post-Closing Tax Adjustment that increases the aggregate Tax Liability of the Company and gives rise to a corresponding Pre-Closing Tax Adjustment that decreases the Tax Liability of Seller, Seller shall pay to the Company an amount equal to the lesser of (x) the amount by which the Company's aggregate Taxes are increased by such Post-Closing Tax Adjustment (taking into account any increase in Taxes resulting from the payment pursuant to this clause (II)(x)), and (y) the after-Tax amount by which Seller's Taxes are decreased or refunded (plus the after-Tax amount of any interest received with respect to such decrease or refund) by the corresponding Pre-Closing Tax Adjustment.

     In computing the amounts payable pursuant to this Section 5.6(c), (i) the amount of any Pre-Closing Tax Adjustment and the amount referred to in clause
(I)(x) above shall be computed (A) using the maximum Federal and state corporate income Tax rate applicable to the relevant class of income and period, taking into account the deductibility of such state Taxes for Federal income Tax purposes, (B) taking into account any concomitant increase or decrease in Seller's gain on its disposition of the Shares pursuant to this Agreement; and
(ii) the amount of any Post-Closing Tax Adjustment and the amount referred to in clause (II)(x) above shall be computed (A) using the maximum corporate Federal and state corporate income Tax rate (including any excise Tax based on income) applicable to the relevant class of income and period, taking into account the deductibility of such state Taxes for Federal income Tax purposes, (B) taking into account any concomitant increase or decrease in the income of the Company arising out of such Post-Closing Tax Adjustment, and (C) by treating the Company as if it filed a separate company Tax Return and paid its own Liabilities for Taxes.

     An obligor under this Section 5.6(c) shall pay the amount due to any obligee hereunder within ten (10) days of the date on which such obligee provides proof reasonably satisfactory to such obligor that such obligee has paid the taxes arising from the adjustment. In the event a payment is made based on facts that subsequently are determined to have been incorrect, the parties shall adjust the payments hereunder in order to reflect the subsequent determination.

Section 5.7  Assistance and Cooperation.

     After the Closing Date: (a) each party will assist the other in preparing any Tax Returns of the Company which such other party is responsible for preparing and filing; (b) each party will cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns and payments in respect thereof; (c) each party will make available to the other and to any taxing authority as reasonably requested all relevant Books and Records relating to Taxes; provided, however, that in no event will any party have access to the other party's consolidated, combined or unitary federal, state or local income Tax Returns; (d) each party will provide timely notice in writing to the others of any pending or proposed audits or assessments with respect to Taxes for which such other party or any of its Affiliates may have Liability under this Agreement; (e) each party will furnish the others with copies of all relevant correspondence received from any taxing authority in connection with any audit or information request with respect to any Taxes referred to in
Section 5.7(d); and (f) the party requesting assistance or cooperation will bear the other party's reasonable out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third party service providers.

                          ARTICLE VI. OTHER COVENANTS

Section 6.1  Further Assurances.

     From the date hereof to the Closing Date, Buyer and Seller shall, and shall cause their respective Affiliates to, as applicable, use commercially reasonable efforts (including entering into all applicable Ancillary Agreements upon satisfaction of all conditions related thereto) to cause the Closing conditions set forth herein to be satisfied on or prior to the Closing Date. Without limiting the generality of the foregoing, the parties will use commercially reasonable efforts, and cooperate with each other, to obtain promptly all of the approvals set forth on Schedule 6.1 hereto (the "Required Approvals"). Seller will bear and pay the cost of all filing, recordation and similar fees and Taxes, and any additional fees or charges (howsoever denominated) required by any Governmental Entities or other Persons in connection with obtaining any Required Approval. Subject to the provisions hereof, from time to time after the Closing Date, each party will promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by another party and necessary for the other party to satisfy its obligations hereunder or to obtain the benefits contemplated hereby.

Section 6.2  Inability to Obtain Required Approvals.

     To the extent that any Required Approval cannot be obtained or made and, as a result, the full benefits of use of the Contract or other asset related thereto will not be received by the Company following Closing, then Buyer and Seller will cooperate with each other and enter into such mutually agreeable, reasonable and lawful arrangements (including subcontracting, subleasing or sublicensing, if permitted) to provide to the parties the economic (taking into account all burdens and benefits, including Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining or making such Required Approval.

Section 6.3  Applied Computing Platform Provider Program.

     Seller shall invite Buyer to participate in Seller's Applied Computing Platform Provider program on the terms and conditions of that program, and Buyer's participation therein will be subject to Buyer meeting the requirements of such program.

Section 6.4  Additional Financial Information.

     As soon as reasonably practicable after the Closing, but in no event later than October 15, 2002, Seller shall provide Buyer with an unaudited balance sheet as of the Closing Date and income statement of the Company for the period from January 1, 2002 to the Closing Date. In addition, as soon as reasonably practicable after Closing, but in no event later than October 28, 2002, Seller shall provide Buyer with audited balance sheets, income statements and statements of cash flow of the Company as of and for the years ended December 31, 1999, 2000 and 2001, including the notes related thereto. Such financial information shall fairly present in all material respects the results of the operations of the Company for the period therein stated. In connection with the preparation of the audited financial information, Seller shall engage Ernst & Young LLP and Deloitte & Touche, LLP to review the financial information for the periods related to their engagement as the Company's independent accountant and Seller shall be responsible for the lesser of (i) the actual fees of Ernst & Young LLP and Deloitte & Touche, LLP for the services performed to prepare such financial information or (ii) One Hundred Thousand Dollars ($100,000). In no event shall Seller be obligated to pay any fees in excess of One Hundred Thousand Dollars ($100,000) in connection with the preparation of such financial information. In the event that the fees exceed such amount, Buyer shall be responsible for the payment of the balance of any such fees.

Section 6.5  Confidentiality.

     The parties understand and agree that this Agreement is subject to the terms and conditions of the CNDA #5066040 entered into by and between Seller and Buyer on May 9, 2002, as amended by the parties on August 1, 2002 pursuant to that Addendum No. 1 (the "CNDA"); provided that, notwithstanding any other provision of the CNDA, the parties agree that the terms and conditions of this Agreement will not be disclosed without the prior written consent of the other parties. In the event that any party hereto receives a request to disclose all or any part of any confidential information under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by another Governmental Entity, such party agrees to:
(a) immediately notify the party to whom such confidential information relates of the existence, terms and circumstances surrounding such request, (b) consult with such party to whom the information relates on the advisability of taking legally available steps to resist or narrow such request; and (c) if disclosure of such information is required, furnish only that portion of the confidential information that, in the opinion of counsel to the party who has received the request, such party is legally compelled to disclose and advise the party to whom such confidential information relates as far in advance of such disclosure as possible so that such party to whom the confidential information relates may seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information. In any event, the party who receives the request shall not oppose actions by the party to whom the confidential information relates to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information.

Section 6.6  Non-Solicitation.

     For a period of one (1) year after the Closing Date, (a) Seller's Embedded IA Division (or any successor division engaged in a substantially similar line of business) shall not encourage, induce or solicit for employment or any similar arrangement any employee of Buyer or any Retained Employee who, as a result of the transactions contemplated by this Agreement, became an employee of the Company or the Buyer as of the Closing, and (b) Buyer shall not encourage, induce or solicit for employment or any similar arrangement any employee of Seller's Embedded IA Division (or any successor division engaged in a substantially similar line of business). Notwithstanding the foregoing (i) general solicitations of employment published in a journal, newspaper, website or other publication of general circulation shall not be deemed a violation of this Section 6.6, (ii) Buyer and Seller's Embedded IA Division shall not be prohibited from employing any Person who contacts them on his or her own initiative and without any direct solicitation by Buyer or Seller's Embedded IA Division, as the case may be, and (iii) Buyer and Seller's Embedded IA Division shall not be prohibited from employing any Person who has been terminated by Seller's Embedded IA Division (in the case of the Buyer) or the Company or the Buyer (in the case of Seller's Embedded IA Division).

Section 6.7  Transition Services.

     Seller or an Affiliate of Seller shall use commercially reasonable efforts to perform the transition services specified on Schedule 6.7 prior to or within sixty (60) days after the Closing, upon the terms and conditions mutually agreed by the parties therein, at no cost to Buyer. In the event that Seller or an Affiliate of Seller performs such services for Buyer after the initial sixty
(60) day period, Seller shall bill Buyer at its actual cost plus a servicing fee of ten percent (10%) for such services on a monthly basis, which amount shall be due and payable within thirty (30) days of receipt of such bill by Buyer; provided, however, that in no event shall Seller or an Affiliate of Seller be required to provide to Buyer any of the transition services specified on
Schedule 6.7 following the expiration of the ninety (90) day period following the Closing.

Section 6.8  Notification; Updating Schedules.

     From the date hereof to the Closing Date, each party shall give prompt written notice to the other Parties with respect to any of the following: (a) the occurrence or non-occurrence of any event of which it becomes aware, the
occurrence   or   non-occurrence   of  which   would  be  likely  to  cause  any
representation or warranty made by it contained in this Agreement to be materially untrue or inaccurate or prevent it from satisfying its Closing obligations; and (b) any failure of such party to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The applicable Schedule(s) shall be deemed supplemented by any such disclosures that relate to occurrences subsequent to the date of this Agreement (i.e., new occurrences not previously disclosed in the Schedules), other than those related to the transactions contemplated by the Contribution and Assumption Agreement; the Schedules shall not be otherwise amended or supplemented by any such disclosures. Such supplements, however, shall be not be given effect in determining whether the Closing conditions contained in Article VII have been satisfied. The satisfaction of such conditions to Closing shall be based on the Schedules as delivered on the date of this Agreement without regard to such supplements. In the event such Closing conditions are satisfied or waived by Buyer or Seller as the case may be, the right of Buyer or Seller, as the case may be, to recover under the indemnity provisions appearing in Article VIII of this Agreement shall be determined based upon the Schedules as so supplemented, which supplements shall be deemed to cure and correct any breach of the representations and warranties contained in Article III in the case of Seller and Article IV in the case of Buyer that would have existed in the absence thereof. In the case of any such matters disclosed that do not result in a supplement of the Schedules as specified above, the parties will be entitled to seek recovery under the indemnity provisions of Article VIII for any breach of the representations and warranties contained in Article III and Article IV, as applicable, related to or arising from such matters so disclosed.

Section 6.9  Retained Marks.

     Buyer agrees and acknowledges that no right, title or interest in or to the "Intel" name or mark or any derivation thereof (including, but not limited to, the fictitious business name "Intel San Luis Obispo") (the "Retained Marks") is being transferred by Seller to Buyer or the Company pursuant to this Agreement, and that Buyer will not, and Buyer will cause its Affiliates not to, use any of the Retained Marks or any name or mark confusingly similar thereto in any way following the Closing Date. Buyer further agrees and acknowledges that Seller shall take any and all commercially reasonable actions to terminate the fictitious business name of "Intel San Luis Obispo" on or prior to Closing or as soon as practicable thereafter.

Section 6.10  Access to Books and Records and Employees.

     On and after the Closing Date, Seller and its Affiliates may require access to the Books and Records of the Company and certain Retained Employees in connection with certain audit or accounting questions involving or relating to the Company prior to Closing. In such case, Buyer and its Affiliates shall provide Seller, its Affiliates and their respective authorized representatives reasonable access during normal business hours to the Retained Employees and the Books and Records of the Company relating to all applicable periods, and Buyer will reasonably cooperate with regard to such access (including, but not limited to, permitting Seller and its Affiliates to make copies of relevant documents).

Section 6.11  Warranty Service.

     (a) Following the Closing Date, the Company or Buyer will service all warranty claims for repairs or replacements pursuant to the terms of the purchase order under which the Product was sold ("Required Service") related to Products shipped by Seller or by the Company for its own account or the account of Seller prior to the Closing Date. For all warranty claims for which the Company or Seller remains obligated to provide Required Service, the Company or Buyer shall provide the Required Service and maintain true, accurate and complete records of all such Required Service. From the Closing Date through the first anniversary of the Closing Date, the Company or Buyer shall charge Seller for the Required Service provided at the rate Seventy Five Dollars ($75.00) per hour plus the Company's cost of materials and shall submit an invoice to Seller, together with any underlying records, on a monthly basis. Upon receipt of the invoice and records, Seller will review the same to determine whether all such repairs invoiced to Seller were reasonably incurred for Required Service with respect to Products shipped by the Company prior to the Closing Date. If Seller disputes any of the charges, Seller and Buyer shall negotiate in good faith to resolve any such disputes. Seller shall pay the invoices by the later of forty-five (45) days after the receipt thereof or fifteen (15) days following the resolution of any disputes.

     (b) No later than one (1) month prior to the first anniversary of the Closing Date, Buyer and Seller shall negotiate in good faith to determine a final payment for any and all Required Service related to Products shipped by the Company for its own account or the account of Seller prior to the Closing
Date. Upon agreement of such payment and the remittance thereof by Seller to Buyer, Seller shall have no further obligations or Liability for any Required Service.

Section 6.12  Dissolution of Sales Corporation; Termination of Liens.

     Prior to Closing, Seller shall, and shall cause the Company to, use commercially reasonable efforts to (a) dissolve Ziatech FSC, Ltd. and provide evidence of such dissolution to Buyer, and (b) terminate the Encumbrance represented by UCC Financing Statement no. 9811961038 set forth on Schedule 3.6(b) hereto and provide evidence of such termination to Buyer. In the event that Seller cannot complete the actions described in the preceding sentence prior to Closing, Seller shall use its commercially reasonable efforts to complete such actions as soon as practicable following Closing.

Section 6.13  1099 Reporting Requirements.

     Following Closing, Buyer and, as applicable, the Company shall be responsible for all Internal Revenue Service 1099 reporting matters related to the Company for the calendar year ending December 31, 2002, and Buyer acknowledges that neither Seller nor any of its Affiliates shall be obligated to make any such filings.

                       ARTICLE VII. CONDITIONS TO CLOSING

Section 7.1  Conditions to the Obligations of Buyer and Seller.

     The obligations of Buyer and Seller to effect Closing are subject to the satisfaction or waiver by Buyer and Seller prior to Closing of each of the following conditions:

     (a) No Injunctions, Etc. No Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable judgment, decree, injunction or other final order that is in effect on the Closing Date and prohibits or prevents Closing or the consummation of the Transaction.

     (b) Ancillary Agreements. The parties shall have executed and delivered, or caused the Company to execute and deliver if applicable, the following Ancillary
Agreements:

(i)      the Intellectual Property Agreement attached hereto as Exhibit A; and


(ii)     the cPCI 2.16 Development Agreement attached hereto as Exhibit B;


(iii) the Seller and Buyer OEM Letter Agreements attached hereto as Exhibit C-1 and C-2, respectively; and


(iv)     the Patent Cross License Agreement attached hereto as Exhibit D.


Section 7.2  Further Conditions to the Obligation of Buyer.

     The obligation of Buyer to effect Closing is subject to the satisfaction or waiver by Buyer prior to Closing of each of the following further conditions:

     (a) Representations and Warranties. The representations and warranties of Seller contained herein will be true, correct and complete in all material respects.

     (b) Required Approvals. All Required Approvals will have been obtained or accomplished, as the case may be, and appropriate evidence of the same will have been delivered to Buyer, or Buyer and Seller shall have entered into alternative arrangements to provide Buyer with the necessary economic benefits as contemplated by Section 6.2.

     (c) Pre-Closing Transactions. Evidence of completion, reasonably satisfactory to Buyer, of all of the transactions contemplated by Article II, including, but not limited to, the execution and delivery of the Contribution and Assumption Agreement attached hereto as Exhibit E, will have been delivered to Buyer.

     (d) Consent under the Lease. A duly executed consent of the landlord under the Lease to the Transaction, together with an estoppel certificate, will have been delivered to Buyer.

     (e) Acceptance by Key Employee. The Key Employee will have agreed to be employed by the Company after Closing; provided that if Buyer knows at any time prior to Closing that the Key Employee has rescinded his acceptance of Buyer's offer of employment, such condition shall be deemed waived by Buyer unless Buyer notifies Seller within forty-eight (48) hours of Buyer's receipt of notice of such rescission that it will not proceed with the Closing.

     (f) Releases of Retained Employees. Seller will have released each Retained Employee who is a party to a Non-Competition Agreement with Seller from the non-competition provisions of such agreement and delivered evidence of such release to Buyer; provided, however, that all other terms and provisions of such agreements will remain in full force and effect.

     (g) Additional Closing Deliveries. The following will have been delivered to Buyer:

(i) stock certificates, together with stock powers or assignments duly executed in blank by Seller, representing all of the Shares;

(ii) the original minute book of the Company, containing the articles of incorporation and bylaws of the Company, including all amendments thereto, the stock record book and the corporate seal;

(iii) a recent certificate of good standing for the Company from the Secretary of State of California and a bring down of such certificate dated on or the day prior to the Closing Date;

(iv) duly  executed  resignations  of all officers and directors of the Company;
and

(v) such other instruments or documents, in form and substance reasonably acceptable to Buyer, as may be necessary to effect Closing.

Section 7.3  Further Conditions to the Obligation of Seller.

     The obligation of Seller to effect Closing is subject to the satisfaction or waiver prior to Closing of each of the following further conditions:

     (a) Representations and Warranties. The representations and warranties of Buyer contained herein will be true, correct and complete in all material respects.

     (b) Payment. Buyer will have caused the Purchase Price to be delivered at Closing as provided by Section 2.2.

     (c) Additional Closing Deliveries. The following will have been delivered to Seller:

(i) a duly executed consent to the Transaction from JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) ("JPMorgan Chase") pursuant to the terms of that certain Credit Agreement, dated as of December 30, 1998, by and between Buyer and JPMorgan Chase; and

(ii) such other instruments or documents, in form and substance reasonably acceptable to Seller, as may be necessary to effect Closing.

                         ARTICLE VIII. INDEMNIFICATION

Section 8.1  Survival; Limitation on Representations, Warranties.

     (a) The parties agree that the representations, warranties, covenants, agreements (in the case of covenants and agreements, to the extent of performance or non-performance prior to the Closing Date) and indemnification obligations of the parties contained in this Agreement shall survive the Closing and terminate and expire at 5:00 p.m., San Francisco time, on March 31, 2004; provided, however, that Buyer shall be permitted to assert Claims for indemnification pursuant to this Article VIII until the second anniversary of the Closing Date (to the extent Buyer delivers written notice to Seller identifying such Claim and the basis thereof with reasonable specificity pursuant to the applicable provisions of this Agreement on or prior to such date) solely for Losses relating to or arising from Covered Third Party Claims (as defined below) or fraud on the part of Seller in connection with the Transaction. Notwithstanding anything herein to the contrary, (i) Seller's representations set forth in Section 3.15 hereof shall survive until the expiration of the applicable statute of limitations and (ii) Seller shall indemnify Buyer for any Losses related to or arising from the transactions contemplated by Section 2.1(a) and Section 2.1(c) hereof without regard to a survival period or other limitations.

     (b) Each of the parties hereto agrees that, except for the representations and warranties contained in Article III and Article IV, none of the parties has made any representations or warranties and, except for the representations and warranties contained in Article III and Article IV, each of the parties acknowledges that no representations or warranties have been made by, and it has not relied upon any representations or warranties made by, any of the parties hereto or any of their respective officers, directors, employees, agents, financial and legal advisors or other representatives with respect to this Agreement and the transactions contemplated hereby, and the documents and instruments referred to herein, notwithstanding the delivery or disclosure to such party or its representatives of any documentation or other information with respect to any one or more of the foregoing.

Section 8.2  Indemnification by Seller.

     (a) Subject to the provisions of this Article VIII, Seller will indemnify, defend and hold harmless Buyer, its Affiliates, and their respective directors, officers, attorneys, accountants, agents and employees, and their heirs, successors and assigns (collectively, the "Buyer Indemnified Parties), from, against and in respect of all Losses imposed on, sustained, incurred or suffered by or asserted against any of the Buyer Indemnified Parties, relating to or arising out of any of the following (collectively, "Buyer Losses):

(i)     any breach of any representation or warranty of Seller contained herein;

(ii)    any breach of any covenant or agreement of Seller contained herein;

(iii) any Taxes payable by the Company for any period through and including the Closing Date to the extent set forth in Section 5.2;

(iv)    the transactions contemplated by Section 2.1(a) and 2.1(c);

(v) actual out-of-pocket Losses paid with respect to Claims asserted by third parties related to or arising from the operation of the Company prior to the Closing Date ("Covered Third Party Claims"); provided, however, that Seller shall not indemnify, defend or hold harmless the Buyer Indemnified Parties for any Covered Third Party Claims related to or arising from any (A) Liabilities listed on Schedule 8.2(a)(v),
        (B) items disclosed in the disclosure schedules to this Agreement (other than items disclosed in the disclosure schedules related to Section 2.1
        (a)), or (C) Liabilities relating to or arising from any conditions or set of facts disclosed in the disclosure schedules to this Agreement (other than items disclosed in the disclosure schedules related to Section 2.1(a)); and

(vi)    fraud on the part of Seller in connection with the Transaction.

Section 8.3  Indemnification by Buyer.

     (a) Subject to the provisions of this Article VIII, Buyer will indemnify, defend and hold harmless Seller, its Affiliates, and their respective directors, officers, attorneys, accountants, agents and employees, and their heirs, successors and assigns (collectively, the "Seller Indemnified Parties"), from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the Seller Indemnified Parties, relating to or arising out of any of the following (collectively, "Seller Losses"):

(i)      any breach of any representation or warranty of Buyer contained herein;

(ii)     any breach of any covenant or agreement of Buyer contained herein;

(iii) any Taxes payable by the Company for any period after the Closing Date to the extent set forth in Section 5.2; and

(iv) any Liability of or related to the Company to the extent that such Liability is solely attributable to an occurrence or circumstance
         arising  after  the  Closing  Date,  except  for   (A)  any  Liability
         contemplated by Section 8.2(a)(iii), and (B) any Liability with respect to which, and to the extent that, there was a failure or breach of any representation or warranty, or a breach or nonfulfillment of any covenant or agreement, of Seller contained herein.

Section 8.4  Indemnification Procedures.

     (a) A party claiming indemnification under this Agreement (an "Indemnified Party") for any Claim or Claims asserted by a third party, including, in the case of Buyer, a Covered Third Party Claim (collectively, "Third Party Claims") shall promptly:

(i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any Third-Party Claim asserted against the Indemnified Party which could give rise to a right of indemnification under this Agreement; and

(ii) transmit to the Indemnifying Party a written notice ("Third Party Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of Losses attributable to the Third Party Claim, if reasonably possible, and the basis of the Indemnified Party's request for indemnification under this Agreement.

     (b) Within ten (10) days after receipt of any Third Party Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party:

(i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Agreement with respect to such Third Party Claim; and

(ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

     (c) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Agreement and that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 8.4. The Indemnifying Party shall have full control of such defense and proceedings including any compromise or settlement thereof; provided, however, that any such compromise or settlement involving a dollar amount in excess of the limitations set forth in Section 8.5(c), non-monetary obligations of the Indemnified Party, or otherwise having a direct effect upon its continuing operations or the business shall be subject to the consent of the Indemnified Party. If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 8.4 and, except as provided above or pursuant to this Section 8.4, shall bear its own costs and expenses with respect to such participation.

     (d) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section 8.4, or if the Indemnifying Party elects to defend the Indemnified Party pursuant to this Section 8.4 but fails to diligently and promptly prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend at the sole cost and expense of the Indemnifying Party, the Third Party Claim. The Indemnified Party shall have full control of such defense and proceeding; provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld or delayed, any compromise or settlement of such Third Party Claim. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 8.4, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

     (e) In the event an Indemnified Party should have a Claim against an Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the Claim, an estimate of the amount of Losses attributable to such Claim, the basis of the Indemnified Party's request for indemnification under this Agreement and the amount for which a Claim for indemnification is made, taking into account the limitations set forth in Section 8.5. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such Claim, the Claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a Liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such Claim, as provided above, such dispute shall be resolved in accordance with the dispute resolutions provisions set forth in Section 9.7 of this Agreement.

     (f) The failure to provide notices required by this Section 8.4 shall not excuse any party from its continuing obligations hereunder; however, any Claim shall be reduced by the Losses resulting from such party's delay or failure to provide notice as required by this Section 8.4.

Section 8.5  Indemnification Limitations.

     (a) No Claim for indemnification under this Article VIII shall be asserted by any Indemnified Party after the expiration and termination of the representations, warranties, covenants, agreements and indemnification obligations as described in, or otherwise contemplated by, Section 8.1.

     (b) No Indemnifying Party shall have any Liability hereunder to indemnify the Indemnified Party for Buyer Losses or Seller Losses, as applicable, until the aggregate amount of Buyer Losses or Seller Losses, as applicable, exceed One Hundred Thousand Dollars ($100,000) in which event the Indemnified Party shall be entitled to indemnification for all such Losses.

     (c) The aggregate indemnification obligation of Seller or Buyer hereunder for Buyer Losses (other than Buyer Losses described in the following sentence) or Seller Losses, as applicable, shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000). Notwithstanding the foregoing, the aggregate indemnification obligation of Seller hereunder for actual out-of-pocket Buyer Losses related to or arising from Sections 8.2(a)(v) or 8.2(a)(vi) hereof, together with all other Buyer Losses described in the preceding sentence, shall not exceed Ten Million Dollars ($10,000,000).

     (d) Such limitations shall not apply to any indemnification for a breach of
Section 3.22 by Seller or pursuant to Sections 8.2(a)(iii), 8.2(a)(iv) or 8.3(a)(iii).

Section 8.6  Adjustment for Insurance Benefit.

     Any indemnification payable in accordance with this Article VIII shall be net of any amounts actually recovered (after deducting related costs and expenses) by the Indemnified Party for the Losses for which such indemnification payment is made under any insurance policy, warranty or indemnity from any Person other than a party hereto.

Section 8.7  Exclusive Remedy.

     Without limiting any rights of any party to bring an action for injunctive relief as contemplated by Section 9.7(b), the rights of the parties to assert indemnification claims and receive indemnification payments pursuant to this
Article VIII will be the sole and exclusive right and remedy exercisable by Buyer Indemnified Parties and Seller Indemnified Parties with respect to any Claims arising under this Agreement. Notwithstanding the foregoing, in the event Seller breaches its representation in Section 3.23 with respect to any property, assets or rights used by the Company to manufacture and sell the Products as of the Closing Date, to the extent Seller owns and/or is permitted to transfer such property, asset or right, Seller shall cure such breach by promptly transferring such property, asset or right to the Company, and Buyer shall have no further remedy with respect thereto.

                           ARTICLE IX. MISCELLANEOUS

Section 9.1  Notices.

     All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (c) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:


If to Buyer:               Performance Technologies Incorporated
                           205 Indigo Creek Drive
                           Rochester, New York 14626
                           Attention:  Chief Financial Officer
                           Fax: (585) 256-3520

with a copy to:            Harter, Secrest & Emery LLP
                           1600 Bausch & Lomb Place
                           Rochester, New York 14604
                           Attention:  Jeffrey H. Bowen, Esq.
                           Fax: (585) 232-2152

If to Seller:              Intel Corporation
                           2200 Mission College Boulevard
                           Santa Clara, California 95052
                           Attention:  Treasurer
                           Fax: (408) 765-8871

and:                       Intel Corporation
                           2200 Mission College Boulevard
                           Santa Clara, California 95052
                           Attention:  General Counsel
                           Fax: (408) 765-1859

with a copy to:            Weil, Gotshal & Manges LLP
                           201 Redwood Shores Parkway
                           Redwood Shores, California 94065
                           Attention:  Richard Millard, Esq.
                           Fax: (650) 802-3100

Section 9.2  Amendment; Waiver.

     Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.3  No Assignment or Benefit to Third Parties.

     No party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party, and any attempt to assign this Agreement without such consent will be void and of no force or effect. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller or the Indemnified Parties, or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement creates any rights in any employees or groups of employees.

Section 9.4  Expenses.

     Except as otherwise expressly provided by this Agreement, whether or not the Transaction is consummated, all costs and expenses incurred in connection with this Agreement and the Transaction will be borne by the party incurring the same.

Section 9.5  Schedules and Exhibits, Etc.

     Buyer's rights to indemnification or other remedies provided hereby based on any breach by Seller of its representations, warranties, covenants and agreements will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) by Buyer at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The due diligence review conducted by Buyer and its representatives will not relieve Seller of any duties concerning its representations, warranties, covenants or agreements contained in this Agreement or in any Ancillary Agreement.

Section 9.6  Governing Law.

     This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware without regard to its principles of conflicts of laws.

Section 9.7  Dispute Resolution.

     (a) All disputes arising directly under the express terms of this Agreement shall be resolved as follows: The senior management of the parties to the dispute shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by the senior management of the parties, any party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the parties agree to meet for one (1) day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one
(1) day mediation, either party may begin litigation proceedings.

     (b) Notwithstanding the provisions of Section 9.7(a) above, each party shall have the right, without the requirement of first seeking a remedy through mediation, to seek preliminary injunctive or other equitable relief in any proper court in the event that such party determines that eventual redress through mediation will not provide a sufficient remedy for any violation of this Agreement by any other party.

     (c) In the event a proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs in an amount to be fixed by the court or arbitrator, as applicable.

Section 9.8  Submission to Jurisdiction; Waiver of Jury Trial.

     (a) The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such proceeding shall be heard and determined in such a Delaware state or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.1 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

     (b) The parties agree that irreparable damage may occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY
RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

Section 9.9  Remedies Cumulative.

     Except as otherwise set forth herein, the various rights and remedies herein provided will be cumulative and not exclusive of any other rights or remedies herein provided or any rights or remedies provided by Law.

Section 9.10  Inferences.

     Inasmuch  as  this  Agreement  is  the  result  of   negotiations   between
sophisticated parties of equal bargaining power represented by counsel, no inference in favor of or against any party will be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

Section 9.11  Severability.

     The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 9.12  Entire Agreement.

     This Agreement, the CNDA and the Ancillary Agreements together contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Section 9.13  Headings.

     The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

Section 9.14  Counterparts.

     This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same Agreement.
                            [Signature page follows]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                  INTEL CORPORATION


                                  By: /s/ Leslie L. Vadasz
                                  ----------------------------------------------
                                  Name:   Leslie L. Vadasz
                                  ----------------------------------------------
                                  Title:  Executive Vice President
                                  ----------------------------------------------




                                  PERFORMANCE TECHNOLOGIES INCORPORATED


                                  By: /s/ Donald L. Turrell
                                  ----------------------------------------------
                                  Name:   Donald L. Turrell
                                  ----------------------------------------------
                                  Title:  President and Chief Executive Officer
                                  ----------------------------------------------





             [SIGNATURE PAGE TO INTEL/PTI STOCK PURCHASE AGREEMENT]

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I.  DEFINITIONS........................................................1

         Section 1.1  Certain Definitions......................................1

         Section 1.2  Interpretation...........................................5

         Section 1.3  Accounting Conventions...................................5

ARTICLE II.  PURCHASE AND SALE.................................................5

         Section 2.1  Pre-Closing Transfers and Other Actions..................5

         Section 2.2  Purchase and Sale of Shares..............................6

         Section 2.3  Asset Confirmation.......................................7

         Section 2.4  Inventory Confirmation...................................8

         Section 2.5  Retention of Certain Employees...........................9

         Section 2.6 Closing...................................................9

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF SELLER.........................9

         Section 3.1  Power and Authority of Seller...........................10

         Section 3.2  Organization, Power and Capitalization of the Company...10

         Section 3.3  Governmental Approvals..................................10

         Section 3.4  Non-Contravention.......................................10

         Section 3.5  Binding Effect..........................................11

         Section 3.6  Title Matters...........................................11

         Section 3.7  Financial Statements....................................11

         Section 3.8  Liabilities.............................................11

         Section 3.9  Compliance with Laws....................................12

         Section 3.10  Litigation and Claims..................................12

         Section 3.11  Tangible Assets and Products...........................12

         Section 3.12  Company Intellectual Property..........................12

         Section 3.13  Major Vendors and Customers............................14

         Section 3.14  Material Contracts; Warranties.........................14

         Section 3.15  Tax Matters............................................15

         Section 3.16  Employment Matters.....................................16

         Section 3.17  Benefits Arrangements..................................17

         Section 3.18  Environmental Matters..................................18

         Section 3.19  Insurance..............................................19

         Section 3.20  Conduct of Business....................................19

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page
         Section 3.21  Related-Party Transactions.............................20

         Section 3.22  Finders' Fees..........................................21

         Section 3.23  Adequacy of Assets of the Company......................21

         Section 3.24  Disclosure.............................................21

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF BUYER..........................21

         Section 4.1  Organization and Power..................................21

         Section 4.2  Authorization...........................................21

         Section 4.3  Governmental Approvals..................................21

         Section 4.4  Non-Contravention.......................................22

         Section 4.5  Binding Effect..........................................22

         Section 4.6  Finders' Fees...........................................22

         Section 4.7  Financing...............................................22

         Section 4.8  Disclosure..............................................22

ARTICLE V.  COVENANTS AS TO TAX MATTERS.......................................23

         Section 5.1  Transfer Taxes..........................................23

         Section 5.2  Liability for Taxes.....................................23

         Section 5.3  Tax Returns.............................................24

         Section 5.4  Information to be Provided by Buyer.....................25

         Section 5.5  Contests................................................25

         Section 5.6  Post-Closing Events that Affect Seller's Liability for
                      Taxes...................................................25

         Section 5.7  Assistance and Cooperation..............................27

ARTICLE VI.  OTHER COVENANTS..................................................27

         Section 6.1  Further Assurances......................................27

         Section 6.2  Inability to Obtain Required Approvals..................27

         Section 6.3  Applied Computing Platform Provider Program.............28

         Section 6.4  Additional Financial Information........................28

         Section 6.5  Confidentiality.........................................28

         Section 6.6  Non-Solicitation........................................29

         Section 6.7  Transition Services.....................................29

         Section 6.8  Notification; Updating Schedules........................29

         Section 6.9  Retained Marks..........................................30

         Section 6.10  Access to Books and Records and Employees..............30

         Section 6.11  Warranty Service.......................................30

         Section 6.12  Dissolution of Sales Corporation; Termination
                       of Liens...............................................31

         Section 6.13  1099 Reporting Requirements............................31

ARTICLE VII.  CONDITIONS TO CLOSING...........................................31

         Section 7.1  Conditions to the Obligations of Buyer and Seller.......31

         Section 7.2  Further Conditions to the Obligation of Buyer...........32

         Section 7.3  Further Conditions to the Obligation of Seller..........33

ARTICLE VIII.  INDEMNIFICATION................................................33

         Section 8.1  Survival; Limitation on Representations, Warranties.....33

         Section 8.2  Indemnification by Seller...............................34

         Section 8.3  Indemnification by Buyer................................35

         Section 8.4  Indemnification Procedures..............................35

         Section 8.5  Indemnification Limitations.............................37

         Section 8.6  Adjustment for Insurance Benefit........................37

         Section 8.7  Exclusive Remedy........................................37

ARTICLE IX.  MISCELLANEOUS....................................................38

         Section 9.1 Notices..................................................38

         Section 9.2  Amendment; Waiver.......................................39

         Section 9.3  No Assignment or Benefit to Third Parties...............39

         Section 9.4  Expenses................................................39

         Section 9.5  Schedules and Exhibits, Etc.............................39

         Section 9.6  Governing Law...........................................39

         Section 9.7  Dispute Resolution......................................40

         Section 9.8  Submission to Jurisdiction; Waiver of Jury Trial........40

         Section 9.9  Remedies Cumulative.....................................41

         Section 9.10  Inferences.............................................41

         Section 9.11  Severability...........................................41

         Section 9.12  Entire Agreement.......................................42

         Section 9.13  Headings...............................................42

         Section 9.14  Counterparts...........................................42

                             TABLE OF DEFINED TERMS


 Defined Term                                                  Section
 ------------                                                  -------

 Accountants ..................................................ss. 1.1
 Affiliate ....................................................ss. 1.1
 Agreement ....................................................ss. 1.1
 Ancillary Agreements..........................................Recitals
 Article ......................................................ss. 1.2(b)
 Asset Confirmation ...........................................ss. 2.3(a)
 Asset Statement ..............................................ss. 2.3(a)
 Books and Records ............................................ss. 1.1
 Buyer ........................................................Introduction
 Buyer Indemnified Parties.....................................8.2(a)
 Buyer Losses..................................................8.2(a)
 Claim ........................................................ss. 1.1
 Closing ......................................................ss. 1.1
 Closing Date .................................................ss. 2.6
 Closing Documents ............................................ss. 1.1
 CNDA .........................................................ss. 6.5
 COBRA ........................................................ss. 1.1
 Code .........................................................ss. 1.1
 Company ......................................................Recitals
 Company Intellectual Property ................................ss. 3.12(a)
 Contract .....................................................ss. 3.14(a)
 Covered Third Party Claim ....................................ss. 8.2(a)(v)
 Demand Forecast Inventory.....................................ss. 2.4(a)
 dollars ......................................................ss. 1.2(e)
 Election Period ..............................................ss. 8.4(b)
 Employee Leasing Agreement ...................................ss. 3.16
 Employment Laws ..............................................ss. 3.16
 Encumbrances .................................................ss. 1.1
 Environmental Law ............................................ss. 1.1
 ERISA ........................................................ss. 1.1
 ERISA Affiliate ..............................................ss. 1.1
 Exhibit ......................................................ss. 1.2(b)
 Financial Statements .........................................ss. 1.1
 GAAP .........................................................ss. 1.1
 Governmental Authorizations ..................................ss. 1.1
 Governmental Entity ..........................................ss. 1.1
 Hazardous Substance ..........................................ss. 1.1
 herein .......................................................ss. 1.2(a)
 hereof .......................................................ss. 1.2(a)
 hereunder.....................................................ss. 1.2(a)
 include ......................................................ss. 1.2(h)
 includes .....................................................ss. 1.2(h)
 including ....................................................ss. 1.2(h)
 Indemnified Party ............................................ss. 8.4(a)
 Indemnifying Party ...........................................ss. 8.4(a)(i)
 Indemnity Notice .............................................ss. 8.4(e)
 Intel San Luis Obispo.........................................6.9
 Intellectual Property ........................................ss. 1.1
 Inventory ....................................................ss. 1.1
 Inventory Confirmation .......................................ss. 2.4(a)
 Inventory Statement ..........................................ss. 2.4(a)
 JPMorgan Chase................................................7.3(c)(i)
 Key Employee .................................................ss. 2.5(a)
 Knowledge ....................................................ss. 1.1
 Law ..........................................................ss. 1.1
 Lease ........................................................ss. 2.1(d)
 Liability ....................................................ss. 1.1
 Licenses .....................................................ss. 3.12(a)(v)
 Losses .......................................................ss. 1.1
 Material Adverse Effect ......................................ss. 1.1
 Material Contract ............................................ss. 3.14(a)
 Material Contracts ...........................................ss. 3.14(a)
 Ordinary Course ..............................................ss. 1.1
 party ........................................................ss. 1.2(c)
 Patents ......................................................ss. 3.12(a)(iii)
 Permitted Encumbrances .......................................ss. 1.1
 Person .......................................................ss. 1.1
 Post-Closing Tax Adjustment ..................................ss. 5.6(c)(ii)(B)
 Post-Closing Tax Period ......................................ss. 5.2(b)
 Pre-Closing Tax Adjustment ...................................ss. 5.6(c)(ii)(B)
 Pre-Closing Tax Period .......................................ss. 5.2(a)(ii)
 Products .....................................................ss. 1.1
 Purchase Price ...............................................ss. 2.2(a)
 Required Approvals ...........................................ss. 6.1
 Required Service..............................................6.11(a)
 Retained Employees ...........................................ss. 2.5(a)
 Retained Marks ...............................................ss. 6.9
 Schedule .....................................................ss. 1.2(b)
 Section ......................................................ss. 1.2(b)
 Seller .......................................................Introduction
 Seller Indemnified Parties ...................................ss. 8.3(a)
 Seller Losses ................................................ss. 8.3(a)
 Seller Retained Assets and Liabilities .......................ss. 2.1(a)
 Shares .......................................................ss. 1.1
 Straddle Period ..............................................ss. 5.2(c)
 Subsidiary ...................................................ss. 1.1
 Taxes ........................................................ss. 1.1
 Tax Returns ..................................................ss. 1.1
 Technical Documentation ......................................ss. 3.12(a)(i)
 third party ..................................................ss. 1.2(d)
 Third Party Claims ...........................................ss. 8.4(a)
 Third Party Claim Notice .....................................ss. 8.4(a)(ii)
 Third Party Debt .............................................ss. 1.1
 Trademarks ...................................................ss. 3.12(a)(iv)
 Transaction ..................................................ss. 1.1
 Treasury Regulations .........................................ss. 1.1
 U.S...........................................................ss. 1.1

     Omitted exhibits and schedules to the stock purchase agreement will be provided to the Securities and Exchange Commission upon written request.

                         TABLE OF EXHIBITS AND SCHEDULES

Exhibits
Exhibit A.........         Form of Intellectual Property Agreement
Exhibit B.........         Form of cPCI 2.16 Development Agreement
Exhibit C-1.......         Form of Seller OEM Letter Agreement
Exhibit C-2.......         Form of Buyer OEM Letter Agreement
Exhibit D.........         Form of Patent Cross License Agreement
Exhibit E.........         Form of Contribution and Assumption Agreement

Schedules
Schedule 2.1(a)(i):        Seller Retained IP Licenses and Agreements
Schedule 2.1(a)(ii):       Seller Retained Real Property
Schedule 2.1(a)(iii):      Seller Retained Inventory
Schedule 2.1(a)(vi):       Seller Retained Miscellaneous Assets
Schedule 2.1(d):           Assets to be Removed Prior to Closing
Schedule 2.4(a):           Demand Forecast Inventory
Schedule 2.5:              Key Employee and Retained Employees
Schedule 3.2(a):           Subsidiaries
Schedule 3.2(b):           Capital Stock
Schedule 3.4:              Non-Contravention
Schedule 3.6(b):           Title Matters
Schedule 3.7:              Financial Statements
Schedule 3.8(a):           Liabilities
Schedule 3.8(b):           Third Party Debt
Schedule 3.10:             Litigation and Claims
Schedule 3.11(a):          Tangible Assets
Schedule 3.11(b):          List of Products
Schedule 3.11(c):          Inventory
Schedule 3.12(a)(iii):     Patents and Patent Applications
Schedule 3.12(a)(iv):      Trademarks
Schedule 3.12(a)(v):       Licenses
Schedule 3.12(a)(vi):      World Wide Web Content and Domain Names
Schedule 3.12(b):          Encumbrances
Schedule 3.12(c):          Infringement
Schedule 3.12(d):          Technical Documentation
Schedule 3.12(f):          Invention Assignment Agreements
Schedule 3.13:             Customers, Suppliers and Distributors
Schedule 3.14(a):          Material Contracts
Schedule 3.14(b):          Enforceability of Material Contracts
Schedule 3.14(c)           Deviations from Standard Warranty
Schedule 3.15:             Tax Matters
Schedule 3.16:             Employment Matters
Schedule 3.18:             Environmental Matters
Schedule 3.19:             Insurance
Schedule 3.20(a):          Conduct of Business
Schedule 3.21:             Related-Party Transactions
Schedule 3.23:             Exceptions to Adequacy of Assets
Schedule 4.4:              Buyer Non-Contravention
Schedule 6.1:              Required Approvals
Schedule 6.7:  ...         Transition Services
Schedule 8.5(a)(v):        Buyer Liabilities